UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

February 9, 2011
Date of Report (Date of earliest event reported)

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-13647	73-1356520
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5330 East 31st Street, Tulsa, Oklahoma  74135
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:  (918) 660-7700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
         (17 CFR 240.14d-2(b))

[   ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
         CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 9, 2011, Dollar Thrifty Automotive Group, Inc. (the “Company”) and the requisite percentage of the lenders under the Company’s senior secured credit facility, dated as of June 15, 2007 (as amended, the “Credit Agreement”), which is comprised of a revolving credit facility and a term loan, entered into the Ninth Amendment to Credit Agreement (the “Amendment”). Under the Credit Agreement as amended by the Amendment, the Company will no longer be required to maintain a minimum adjusted tangible net worth of $150 million and a minimum of $100 million of unrestricted cash and cash equivalents (although such requirements remain applicable pursuant to certain other financings of the Company’s finance subsidiary, Rental Car Finance Corp (“RCFC”)).  The Amendment replaced the foregoing covenants with a maximum leverage ratio of 2.25 to 1.00 and a minimum interest coverage ratio of 2.00 to 1.00.

In addition, the Amendment restored the Company’s ability to draw down revolving loans, and removed certain limitations relating to the issuance of enhancement letters of credit supporting asset backed notes issued by RCFC. The Amendment eliminated events of default resulting from amortization events under certain series of RCFC’s outstanding asset backed notes to the extent resulting from bankruptcy events with respect to the related monoline insurers.  The Amendment also removed several other obligations and restrictions that had been imposed under prior amendments to the Credit Agreement, and provided certain additional flexibility with respect to investments, incurrence of certain indebtedness and other matters.

The Company paid a one-time amendment fee of 25 basis points to participating lenders, based on outstanding commitments and loans.

The foregoing description is qualified in its entirety by reference to the Amendment, attached hereto as Exhibit 10.238, which is incorporated herein by reference.  A copy of the Company’s press release announcing the Amendment is attached hereto as Exhibit 99.1 and incorporated by reference herein.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)    Exhibits

Exhibit No.                                                      Description

10.238
Ninth Amendment to Credit Agreement, dated as of February 9, 2011, among Dollar Thrifty Automotive Group, Inc., as borrower, Deutsche Bank Trust Company Americas, as administrative agent and letter of credit issuer, and various financial institutions party thereto

99.1	Press release of Dollar Thrifty Automotive Group, Inc. dated February 10, 2011: Dollar Thrifty Automotive Group Amends Senior Secured Credit Facility

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.
(Registrant)

February 11, 2011	By:	/s/ H. CLIFFORD BUSTER III
H. Clifford Buster III
Senior Executive Vice President, Chief Financial
Officer and Principal Financial Officer

INDEX TO EXHIBITS

Exhibit No.                                                      Description

10.238
Ninth Amendment to Credit Agreement, dated as of February 9, 2011, among Dollar Thrifty Automotive Group, Inc., as borrower, Deutsche Bank Trust Company Americas, as administrative agent and letter of credit issuer, and various financial institutions party thereto

99.1	Press release of Dollar Thrifty Automotive Group, Inc. dated February 10, 2011: Dollar Thrifty Automotive Group Amends Senior Secured Credit Facility